Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CBIZ, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-135912, 333-76179, 333-64109, and 333-27825 on Form S-3; Nos. 333-90749, 333-46687, 333-40331, and 333-15413 on Form S-3, as amended; Nos. 333-40313 and 333-81039 on Form S-4, as amended; and Nos. 333-145495, 333-62148, 333-74647, 333-35049, and 333-176219 on Form S-8 of CBIZ, Inc. of our reports dated March 14, 2014, with respect to the consolidated balance sheets of CBIZ, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 10-K of CBIZ, Inc.

/s/ KPMG LLP

Cleveland, Ohio

March 14, 2014